UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2003

PTEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-27778	59-3074176
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3399 Peachtree Rd., NE, Suite 700, Atlanta, GA 30326

(Addresses of Principal Executive Offices, including Zip Code)

(404) 262-8400

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Required FD Disclosure

(a) On August 6, 2003, PTEK Holdings, Inc. (“PTEK” or the “Company”) issued a press release announcing that it intends to offer, subject to market and other conditions, $75 million of five-year convertible subordinated notes due 2008 in an unregistered offering solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The notes will be convertible into the Company’s common stock at a price to be determined. The Company also intends to grant the initial purchasers of the notes an option to purchase an additional $10 million principal amount of the notes. A copy of the press release issued pursuant to Rule 135c of the Securities Act is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(b) On August 5, 2003, the Company issued a press release announcing the appointment of Travis Lee Provow as the new President of the Company’s Xpedite business unit. A copy of the press release announcing Mr. Provow’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.2.

(c) The Company is also attaching as Exhibit 99.3 to this Current Report on Form 8-K certain information related to its most recent quarter ended June 30, 2003. The financial data included in Exhibit 99.3 has previously been made publicly available.

(d) The Company is also attaching as Exhibit 99.4 to this Current Report on Form 8-K a copy of its updated Risk Factors.

(e) The Company is also attaching as Exhibit 99.5 to this Current Report on Form 8-K an update on the status of its litigation related to its proposed investment in EasyLink Services Corporation.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated August 6, 2003, announcing proposed offering of convertible subordinated notes pursuant to Rule 135c of the Securities Act

99.2	Press Release, dated August 5, 2003, announcing the appointment of new President of Xpedite

99.3	Second Quarter 2003 Information

99.4	Updated Risk Factors

99.5	EasyLink Litigation Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTEK HOLDINGS, INC.

/s/ William E. Franklin
William E. Franklin Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

Date:	August 6, 2003

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated August 6, 2003, announcing proposed offering of convertible subordinated notes pursuant to Rule 135c of the Securities Act

99.2	Press Release, dated August 5, 2003, announcing the appointment of new President of Xpedite

99.3	Second Quarter 2003 Information

99.4	Updated Risk Factors

99.5	EasyLink Litigation Update